Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 9, 2006, except for the matter described under the caption “Restatement of Financial Statements” in Note 1 which is as of October 18, 2006, relating to the financial statements and financial statement schedule, which appears in Thermage, Inc.’s Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-136501).

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 27, 2006